(SHAW LOGO)

                               CONTACT: Chris D. Sammons
                                        Vice President, Investor Relations &
                                        Corporate Communications
                                        225.932.2546


                 THE SHAW GROUP ANNOUNCES FINANCIAL RESULTS FOR
                            FIRST QUARTER FISCAL 2005

         Baton Rouge, Louisiana, January 7, 2005 - The Shaw Group Inc. (NYSE:
SGR) today announced financial results for its first quarter fiscal 2005 ended November 30, 2004. Net income from continuing operations for the first quarter of fiscal 2005 was $10.8 million, or $0.17 per diluted share. We also reported a loss from discontinued operations of $0.8 million, or $0.01 per share for the period. In comparison, for the three months ended November 30, 2003, we reported a net loss from continuing operations of $49.6 million, or $1.07 per diluted share, and discontinued operations of $0.1 million, less than $0.01 per diluted share. For the first quarter of fiscal 2005, revenues were $828.1 million compared to $646.9 million in the prior year's first quarter.

         Shaw's backlog totaled $5.4 billion at November 30, 2004, with approximately $2.4 billion, or 44%, of the backlog is expected to be converted during the next 12 months. Approximately $2.6 billion, or 49%, of the backlog is in the environmental and infrastructure sector, primarily contracts with Federal government agencies and commercial entities; approximately $2.0 billion, or 38%, of the backlog is comprised of projects for fossil-fuel, nuclear and other power generating plants; and approximately $0.7 billion, or 13%, is projects for process industry facilities.

         J.M Bernhard, Jr., Chairman and Chief Executive Officer of The Shaw Group Inc., said, "We are pleased with our first quarter net income from continuing operations of $0.17 per diluted share and positive net cash from operations of $10.0 million. This quarter marks a sharp improvement from our last year's first quarter results, both in revenues and net income and continues the positive trend we started three quarters ago. We are especially excited by the improving markets we see in the energy and process industries including the increase in our maintenance work. Our environmental and infrastructure segment has remained strong and pursued market opportunities aggressively, especially in rapid response services."

         Mr. Bernhard added, "We are well positioned to continue to expand and diversify our business. We have recently replaced our Engineering, Construction and Maintenance Division with two new divisional segments: the Energy and Chemicals Division and a separate Maintenance Division. We believe these organizational refinements will not only improve our overall operational capabilities, but also will enhance our company-wide sales and marketing efforts."

         The Shaw Group Inc. is a leading global provider of technology, engineering, procurement, construction, maintenance, fabrication, manufacturing, consulting, remediation, and facilities management services for government and private sector clients in the power, process, environmental, infrastructure and emergency response markets. A Fortune 500 Company, The Shaw Group is headquartered in Baton Rouge, Louisiana, and employs approximately 18,000 people at its offices and operations in North America, South America, Europe, the Middle East and the Asia-Pacific region. For further information, please visit the Company's website at www.shawgrp.com.

         Forward-Looking Statements - The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The statements contained herein that are not historical facts (including without limitation statements to the effect that the Company or its management "believes," "expects," "anticipates," "plans," or other similar expressions) and statements related to revenues, earnings, backlog, or other financial information or results are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions and are subject to change based upon various factors. Should one or more of such risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A description of some of the risks and uncertainties that could cause actual results to differ materially from such forward-looking statements can be found in the Company's reports and registration statements filed with the Securities and Exchange Commission, including its Form 10-K and Form 10-Q reports, and on the Company's website under the heading "Forward-Looking Statements". These documents are also available from the Securities and Exchange Commission or from the Investor Relations department of Shaw. For more information on the company and announcements it makes from time to time on a regional basis visit our website at www.shawgrp.com.

                                      # # #


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                  REVENUE AND BACKLOG BY INDUSTRY AND GEOGRAPHY

                               REVENUE BY INDUSTRY
                               -------------------
                     (First Quarter Ended November 30, 2004)


                  Environmental & Infrastructure     $   331.3 million     40%
                  Power Generation                       340.1 million     41
                  Process Industries                     141.9 million     17
                  Other Industries                        14.8 million      2
                                                     -----------------    ---
                           Total                     $   828.1 million    100%


                              REVENUE BY GEOGRAPHY
                              --------------------
                     (First Quarter Ended November 30, 2004)


                  United States                      $   699.1 million     85%
                  Asia/Pacific Rim                        60.2 million      7
                  Middle East                             24.7 million      3
                  Canada                                  21.8 million      3
                  Europe                                  12.1 million      1
                  South America & Mexico                   7.5 million      1
                  Other                                    2.7 million     --
                                                     -----------------    ---
                           Total                     $   828.1 million    100%


                               BACKLOG BY INDUSTRY
                              --------------------
                            (As of November 30, 2004)

                  Environmental & Infrastructure     $2,625.8 million      49%
                  Power Generation
                       Nuclear Power                  1,049.2 million      20
                       Fossil Fuel                      882.4 million      16
                       Other Power                      117.7 million       2
                  Process Industries                    681.0 million      12
                  Other Industries                       35.4 million       1
                                                     ----------------     ---
                           Total                     $5,391.5 million     100%


                              BACKLOG BY GEOGRAPHY
                              --------------------
                            (As of November 30, 2004)

                  Domestic                           $4,562.8 million      85%
                  International                         828.7 million      15
                                                     ----------------     ---
                           Total                     $5,391.5 million     100%




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                      THE SHAW GROUP INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                    (In thousands, except per share amounts)


                                                                                         THREE MONTHS ENDED
                                                                                            NOVEMBER 30,
                                                                                      ------------------------
                                                                                        2004            2003
                                                                                      ---------      ---------
Revenues                                                                              $ 828,137      $ 646,940
Cost of revenues                                                                        751,749        635,329
                                                                                      ---------      ---------
    Gross profit                                                                         76,388         11,611
General and administrative expenses                                                      48,605         72,287
                                                                                      ---------      ---------
Operating income (loss)                                                                  27,783        (60,676)
Interest expense                                                                         (9,739)       (10,531)
Interest income                                                                           1,043            344
Loss on LYONs repurchase                                                                     --         (1,147)
Foreign currency transaction gains (losses), net                                         (1,181)        (1,666)
Other income (expense), net                                                              (1,548)          (920)
                                                                                      ---------      ---------
                                                                                        (11,425)       (13,920)
                                                                                      ---------      ---------
Income (loss) before income taxes, minority interest, earnings from
  unconsolidated entities and loss from discontinued operations                          16,358        (74,596)
Provision (benefit) for income taxes                                                      5,730        (24,586)
                                                                                      ---------      ---------
Income (loss) before minority interest, earnings from unconsolidated entities and
  loss from discontinued operations                                                      10,628        (50,010)
Minority interest, net of taxes                                                            (144)            --
Earnings from unconsolidated entities, net of taxes                                         296            559
                                                                                      ---------      ---------
Income (loss) from continuing operations                                                 10,780        (49,451)
Loss from discontinued operations, net of taxes                                            (767)          (141)
                                                                                      ---------      ---------

Net income (loss)                                                                     $  10,013      $ (49,592)
                                                                                      =========      =========

Net income (loss) per common share:

    Basic:
       Income (loss) from continuing operations                                       $    0.17      $   (1.07)
         Loss from discontinued operations, net of taxes                                  (0.01)            --
                                                                                      ---------      ---------
       Net income (loss)                                                              $    0.16      $   (1.07)
                                                                                      =========      =========

   Diluted:
       Income (loss) from continuing operations                                       $    0.17      $   (1.07)
         Loss from discontinued operations, net of taxes                                  (0.01)            --
                                                                                      ---------      ---------
       Net income (loss)                                                                   0.16      $   (1.07)
                                                                                      =========      =========